SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2016

Starflick.com

(Exact name of registrant as specified in its charter)

Nevada	000-54745	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1361 Peltier Drive, Point Roberts, WA 98291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-783-9664

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Sole Officer & Director - Zoltan Nagy

The Company accepted the resignation of Zoltan Nagy on April 1, 2016, effective immediately resigning his position on the Board of Directors of Starflick.Com, Inc. and his positions as the sole officer, including Principal executive officer and principal financial officer.

Mr. Nagy’s resignation was not related to any matter relating to the Registrant’s operations, policies or practices. The Company has identified a replacement for Mr. Nagy and appreciates the time he served on the Board and as our President.

Appointment of Director & CEO/President- Michael Palethorpe

Effective April 1, 2016, the Board of Directors of Starflick.Com Inc. appointed Michael Palethorpe to the Board of Directors and as sole officer, including principal executive officer and principal financial officer. Mr. Palethorpe will serve on the board until the next annual shareholders meeting.

Mr. Palethorpe has been highly successful in business in a variety of newly emerging industries. He brings a vast array of experience and ground breaking success in both public and private companies and in the for-profit and non-profit worlds. Since 1998 Michael has founded several successful companies including a US Public Company and world leader in XML technologies in 1999, the world’s 2nd largest mountain bike web site with over 20,000 unique users per day in 2000, and was Regional Manager of a global educational enterprise, doubling participation in its courses in 2004 and 2005.

In 2008, Michael was the top US Account Manager with Metasoft Systems, a world leader in Foundation funding for charities, and he vastly expanded their reach and scope in the non-profit world. In 2009 – 2011 Michael managed a team of account managers and millions of dollars a year in sales.

Over the past few years Michael has been Sales Manager for a large Deal Flow company, and CEO of a Mobile Payments and Rewards company.

He has over 25 years’ experience in various capacities of both for-profit and non-profit organizations. He has a "cut to the chase" style and is highly skilled in large, multi-faceted operations, including management, sales, training, implementation and delivery, and has passion for managing and empowering people and turning vision into reality.

Item 8.01 Other Events: change of Company address

The Company announces that it has moved corporate location, and its new corporate address and phone number are:

Business Address:

28202 N 58th Street, Cave Creek, AZ, 85331

Phone: 480-275-2294

Mailing Address:

28202 N 58th Street, Cave Creek, AZ, 85331

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starflick.com

/s/ Zoltan Nagy

Zoltan Nagy

Chief Executive Officer

Date: April 1, 2016